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                                                                     EXHIBIT 4.2


                         WEATHERFORD INTERNATIONAL LTD.

                         WEATHERFORD INTERNATIONAL, INC.

                              OFFICERS' CERTIFICATE

                  I, Burt M. Martin, Senior Vice President of Weatherford International Ltd., a Bermuda exempted company (the "Company"), and Senior Vice President of Weatherford International, Inc., a Delaware corporation (the "Guarantor"), hereby certify, pursuant to Sections 1.3, 1.4, 2.1 and 3.1 of the Indenture, dated as of October 1, 2003 (the "Indenture"), among the Company, the Guarantor, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee"), that the Pricing Committee of the Board of Directors of the Company at its meeting held on October 2, 2003, determined that the terms of a series of Securities to be issued under the Indenture, and the form thereof, are as follows:

Designation of Securities           4.95% Senior Notes due 2013 (the "Notes").

Aggregate Principal Amount          $250,000,000, except for Notes authenticated
                                    and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
                                    Notes pursuant to Sections 3.4, 3.5, 3.6,
                                    9.6 or 11.7 of the Indenture and except for any Notes which pursuant to Section 3.3 are deemed never to have been authenticated and delivered. The Company may reopen this series of Notes for additional issuances from time to time pursuant to the terms of the Indenture.

Denominations                       $1,000 and any integral multiple thereof.

Stated Maturity Date                October 15, 2013.

Interest Rate                       4.95% per annum from October 7, 2003, to,
                                    but excluding, October 15, 2003.

Interest Payment Dates              Interest payable semiannually on April 15
                                    and October 15, commencing April 15, 2004.

Regular Record Dates                April 1 or October 1 next preceding an
                                    Interest Payment Date.

Optional Redemption                 The Notes are redeemable at the Company's
                                    option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (a) 100% of the principal amount of notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to the redemption date; or
                                    (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis
                                    (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted
                                    Treasury Rate, plus


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                                    20 basis points (0.20%), as calculated by an
                                    Independent Investment Banker, plus accrued and unpaid interest thereon to the redemption date.

                                    "Adjusted Treasury Rate" means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

                                    "Comparable Treasury Issue" means the United
                                    States Treasury security selected by an
                                    Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

                                    "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.


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                                    "Independent Investment Banker" means
                                    Deutsche Bank Securities Inc. or Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated or any of their respective successors, as designated by the Company, or if all such firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

                                    "Reference Treasury Dealer" means: (a)
                                    Deutsche Bank Securities Inc. and Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (Primary Treasury Dealer), the Company will substitute another Primary Treasury Dealer; and (b) up to one other Primary Treasury Dealer selected by the Company.

                                    "Reference Treasury Dealer Quotations"
                                    means, with respect to each Reference
                                    Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Place of Payment                    The principal of and interest on the Notes
                                    shall be payable, Notes may be surrendered for registration of transfer, Notes may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the places designated therefore in the Indenture.

Guarantees                          The Notes will be guaranteed by the

                                    Guarantor pursuant to the Guarantees, and the provisions of Article Fourteen shall apply to the Notes.

Global Securities                   The Notes shall be issued as a Global
                                    Security. The Depository Trust Company shall be the Depository.

Events of Default                   In addition to the Events of Default
                                    specified in Section 5.1 of the Indenture, the following additional Event of Default shall apply with respect to the Notes:

                                    "the acceleration of the maturity of any indebtedness for borrowed money of the Company or any Subsidiary (other than the Notes or any Non-Recourse Indebtedness) having


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                                    an aggregate principal amount outstanding in
                                    excess of $50,000,000, if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after written notice thereof to the Company."

                                    "Non-Recourse Indebtedness" shall mean
                                    indebtedness of the Company or any
                                    Subsidiary in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither the Company nor any Subsidiary provides any credit support.

Settlement                          Payments in respect of principal of and
                                    interest on the Notes shall be made by the Company in immediately available funds.

Form of Notes                       Attached as Annex A, and incorporated herein
                                    by reference.

                  1. I have read Sections 1.3, 1.4, 2.1, 2.2, 2.3 and 3.1 of the Indenture and the definitions in the Indenture relating thereto.

                  2. The statements made herein are based either upon my personal knowledge or on information, data and reports furnished to me by the officers, counsel or employees of the Company and the Guarantor who have knowledge of the relevant facts.

                  3. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the determination of the terms of the Notes and the form thereof, and the authentication and delivery of the Notes, have been complied with.

                  4. In my opinion, all conditions precedent to the determination of the terms and form of the Notes and to the authentication by the Trustee of $250,000,000 principal amount thereof have been complied with and such Notes may be delivered in accordance with the Indenture.

                  Capitalized terms not otherwise defined herein have the meaning provided in the Indenture.



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                  IN WITNESS WHEREOF, I have hereunto signed my name this 7th day of October, 2003.



                                             /s/  BURT M. MARTIN
                                             -----------------------------------
                                             Burt M. Martin
                                             Senior Vice President
                                             Weatherford International Ltd.



                                             /s/  BURT M. MARTIN
                                             -----------------------------------
                                             Burt M. Martin
                                             Senior Vice President
                                             Weatherford International, Inc.


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